Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB-2, of our report dated March 27, 2007 with respect to the audit of the financial statements of Tetragenex Pharmaceuticals, Inc. as of and for the year ended December 31, 2006. We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.


/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
September 12, 2007